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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2004

Intrado Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (720) 494-5800

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On May 20, 2004, Intrado Inc. agreed to a six year extension of its 9-1-1 data management services agreement with a subsidiary of Verizon Communications Inc. The agreement will continue until March 2010.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc. (Registrant)
Date: May 25, 2004	By:	/s/ MICHAEL D. DINGMAN, JR. Michael D. Dingman, Jr. Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE